SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 19, 2007

                   Universal Stainless & Alloy Products, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                   000-25032                 25-1724540
 ----------------------------        --------------         -------------------
 (State or other jurisdiction        (Commission            (IRS Employer
  of incorporation)                  File Number)           Identification No.)


          600 Mayer Street, Bridgeville, Pennsylvania          15017
        -----------------------------------------------      ---------
            (Address of principal executive offices)          (Zip code)

       Registrant's telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02. Departure of directors or Certain  Officers;  Election  of Directors;
           Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On October 19, 2007, Universal Stainless & Alloy Products, Inc. (the "Company") announced that Dennis M. Oates was appointed to serve on its Board of Directors, effective immediately. There is no arrangement or understanding pursuant to which Mr. Oates was selected as a director. Mr. Oates will receive compensation for his service as a director that is consistent with the compensation paid to the Company's other non-employee directors, except that Mr. Oates will receive a pro rata portion of the annual retainer for 2007. The Board of Directors has determined that Mr. Oates is independent, as defined under applicable Nasdaq listing standards, and appointed Mr. Oates to serve on its Audit Committee, Compensation Committee and Nominating and Governance Committee. The addition of Mr. Oates to the Audit Committee allows the Company to regain compliance with Nasdaq Marketplace Rule 4350 in advance of the May 2008 deadline resulting from the retirement of George F. Keane from the Company's Board of Directors in May 2007. A copy of the Company's press release announcing the appointment of Mr. Oates is filed as Exhibit 99.1 hereto and is hereby incorporated by reference.


Item 9.01.  Financial Statements and Exhibits.

      (d)   Exhibits

      99.1  Press Release dated October 19, 2007




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.


                                    By: /s/ Paul A. McGrath
                                        --------------------------------------
                                        Vice President of Administration,
                                        General Counsel and Corporate Secretary

Dated:  October 19, 2007